SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 16, 2003

Knight-Ridder, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-7553	38-0723657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. San Fernando Street, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(408) 938-7700

Inapplicable
(Former name or former address if changed since last report)

Item 7.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Knight-Ridder, Inc. Press Release dated July 16, 2003

99.2	Knight-Ridder, Inc. Press Release dated July 16, 2003

Item 9.  Regulation FD Disclosure

             On July 16, 2003, Knight-Ridder, Inc. issued a press release announcing the Company’s earnings for the quarter ended June 27, 2003, and a press release announcing the Company’s newspaper advertising revenue for the quarter ended June 27, 2003. Copies of these press releases are furnished with this report as Exhibits 99.1 and 99.2. The information contained in this report is furnished pursuant to Item 12 under Item 9 of Form 8-K.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT-RIDDER, INC.

By: /s/ POLK LAFFOON IV
Polk Laffoon IV
Vice President/Corporate Relations and Corporate Secretary

Dated: July 16, 2003

EXHIBIT INDEX

Exhibit Number	Name

99.1	Earnings Press Release of Knight-Ridder, Inc. dated July 16, 2003.
99.2	Newspaper Advertising Revenue Press Release of Knight-Ridder, Inc. dated July 16, 2003.